EXHIBIT 99.3

Pro Forma Financial Information

The following pro forma condensed consolidated balance sheet and statements of operations are presented to give effect to the acquisition by Green-Tech Assets, LLC (formerly Transworld Assets, LLC) (“Greentech”), a newly formed 51% owned subsidiary of Stratus Services Group, Inc. (“Stratus”), of substantially all of the assets of Green-Tech Assets, Inc. and its affiliate, CC Laurel, Inc. (collectively “GTA”) on August 2, 2007.  The pro forma condensed consolidated balance sheet assumes that the acquisition occurred as of June 30, 2007.  The pro forma condensed consolidated statements of operations assume that the acquisition occurred October 1, 2006.  Such information does not purport to be indicative of the results which would have actually been obtained if the acquisitions had been effected on the dates indicated nor is it indicative of actual or future operating results or financial position.

STRATUS SERVICES GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2007

	Stratus	Pro Forma Adjustments		Pro Forma
Current Assets:
Cash	$59,152	$1,500,000	(a)	$459,152
		(600,000)	(b)
		(500,000)	(d)
Accounts receivable – net	921,407	225,000	(b)	1,146,407
Unbilled receivables	306,959			306,959
Prepaid expenses and other current assets	328,436			328,436
	1,615,954	625,000		2,240,954

Intangible assets		100,000	(b)	100,000
Goodwill		1,669,000	(b)	1,669,000
Other assets	178,895	35,000	(b)	213,895
	$1,794,849	$2,429,000		$4,223,849

Notes and loans payable (current portion)	$967,583	$53,000		$1,020,583

Line of credit	664,491			664,491
Accounts payable and accrued expenses	3,799,390	862,000	(b)	4,161,390
		(500,000)	(d)
Accrued payroll and taxes	302,363			302,363
Payroll taxes payable	3,218,418			3,218,418
Series A redemption payable	300,000			300,000
	9,252,245	415,000		9,667,245

Notes and loans payable (net of current portion)	530,433	750,000	(a)	1,394,433
		114,000
Other liabilities	40,000			40,000
	9,822,678	1,279,000	(b)	11,101,678

Minority interest	-	409,150	(a)	575,750
		176,400	(b)
		(9,800)	(c)

Stockholders’ equity (deficiency)	(8,027,829)	340,850	(a)	(7,453,579)
		223,600	(b)
		9,800	(c)
	$1,794,849	$2,429,000		$4,223,849

See accompanying notes to unaudited condensed consolidated pro forma financial statements

STRATUS SERVICES GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended June 30, 2007

	Stratus	GTA	Pro Forma Adjustments		Pro Forma

Revenues	$ 5,753,148	$ 1,991,018	$ -		$7,744,166

Cost of revenues	4,005,109	1,382,299	-		5,387,408

Gross profit	1,748,039	608,719	-		2,356,758

Selling, general and administrative expenses	2,048,103	568,146	25,000	(c)	2,641,249

Operating (loss) from continuing operations	(300,064)	40,573	(25,000)		(284,491)

Interest expense	(177,227)	(16,860)	(3,600)	(a)	(231,437)
			(33,750)	(b)
Other income (expense)	3,653	13,223			16,876

Minority interest	-	-	12,543	(d)	12,543

Earnings (loss) from continuing operations	(473,638)	36,936	(49,807)		(486,509)

Gain on sale of discontinued operations	460,147	-	-		460,147

Net earnings (loss)	(13,491)	36,936	(49,807)		(26,362)
Dividends on preferred stock	(31,500)	-	-		(31,500)

Net (loss) attributable to common stockholders	$ (44,991)	$ 36,936	$ (49,807)		$ (57,862)

Basic and diluted loss per share:
(Loss) from continuing operations	$ -				$ -
Earnings from discontinued operations	-				-
Net (loss)	$ -				$ -

Weighted average shares outstanding	66,874,118				70,624,118

See accompanying notes to unaudited condensed consolidated pro forma financial statements

STRATUS SERVICES GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended September 30, 2006

	Stratus	GTA	Pro Forma Adjustments		Pro Forma

Revenues	$ 5,131,081	$ 1,143,581	$ -		$6,274,662

Cost of revenues	3,605,244	637,126	-		4,242,370

Gross profit	1,525,837	506,455	-		2,032,292

Selling, general and administrative expenses	3,082,139	710,337	33,333	(c)	3,825,809

Operating (loss) from continuing operations	(1,556,302)	(203,882)	(33,333)		(1,793,517)

Interest expense	(481,762)	(18,804)	(7,100)	(a)	(552,666)
			(45,000)	(b)
Other income (expense)	(17,278)	(12,792)			(30,070)

Minority interest	-	-	157,246	(d)	157,246

(Loss) from continuing operations	(2,055,342)	(235,478)	71,813		(2,219,007)

Discontinued operations- (loss) from discontinued operations	(307,044)	-	-		(307,044)
Gain on sale of discontinued operations	3,804,047				3,804,047

Net (loss)	1,441,661	(235,478)	71,813		1,277,996
Dividends on preferred stock	(42,000)	-	-		(42,000)

Net earnings (loss) attributable to common stockholders	$1,399,661	$(235,478)	$71,813		$1,235,996

Basic and diluted earnings (loss) per share:
(Loss) from continuing operations	$(.05)				$(.05)
Earnings from discontinued operations	.08				.08
Net earnings	$.03				$.03

Weighted average shares outstanding	43,721,219				47,471,219

See accompanying notes to unaudited condensed consolidated pro forma financial statements

STRATUS SERVICES GROUP, INC.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)	Basis of Presentation

The accompanying pro forma condensed consolidated balance sheet and statements of operations are presented to give effect to the acquisition by Green-Tech Assets, LLC (formerly Transworld Assets, LLC) (“Greentech”), a newly formed 51% owned subsidiary of Stratus Services Group, Inc. (“Stratus”), of substantially all of the assets of Green-Tech Assets, Inc. and its affiliate, CC Laurel, Inc. (collectively “GTA”) on August 2, 2007.  The pro forma condensed consolidated balance sheet assumes that the acquisition occurred as of June 30, 2007.  The pro forma condensed consolidated statements of operations assume that the acquisition occurred October 1, 2006.  Such information does not purport to be indicative of the results which would have actually been obtained if the acquisitions had been effected on the dates indicated nor is it indicative of actual or future operating results or financial position.

(2)	Pro Forma Adjustments – Condensed Balance Sheet
	(a)	Initial funding of Greentech by Stratus and minority-interest investors and the issuance of Stratus’ common stock to minority-interest investors (“Class B LLC Units”).
	(b)	Adjustment to record the acquisition.
	(c)	Issuance of 1,000,000 shares of Stratus’ common stock to Greentech management (holders of “Class C LLC Units”).
	(d)	Payments made at the closing or immediately after the closing of the acquisition.
(3)	Pro Forma Adjustments—Condensed Consolidated Statement of Operations for the Nine Months Ended June 30, 2007.
	(a)	Records the interest expense on the acquisition note.
	(b)	Records the interest on the notes payable to the Class B LLC Units.
	(c)	Amortization of intangibles.
	(d)	Minority interest share of net loss of GTA.
(4)	Pro Forma Adjustments—Condensed Consolidated Statement of Operations for the Year Ended September 30, 2006.
	(a)	Records the interest expense on the acquisition note.
	(b)	Records the interest on the notes payable to the Class B LLC Units.
	(c)	Amortization of intangibles.
	(d)	Minority interest share of net loss of GTA.